Exhibit 99.1

PRESS RELEASE

InfoSonics Reports Second Quarter 2017 Results

SAN DIEGO, August 10, 2017 – InfoSonics Corporation (NASDAQ: IFON), the provider of verykool® wireless handset solutions and tablets, today announced results for its second quarter ended June 30, 2017.

As previously disclosed, on July 25, 2017, we entered into an Agreement and Plan of Merger (“Merger Agreement”) with Cooltech Holding Corp. (“Cooltech”), pursuant to which we will acquire Cooltech and Cooltech will become a wholly-owned subsidiary of InfoSonics. The Merger Agreement provides that we will issue an aggregate of 62.5 million shares of our common stock in exchange for all of the outstanding capital stock of Cooltech.  Following the Merger, the former stockholders of Cooltech will hold approximately 84% of our common stock on a fully-diluted basis and we have agreed to cause three of our directors to resign and to appoint three Cooltech nominees to the Board of Directors, such that three of our four directors will be nominees of Cooltech. The Merger and the transactions contemplated thereby are subject to a number of customary closing conditions, including approval of the Merger Agreement and the Merger by our stockholders. Our stockholders will be asked to vote on the adoption and approval of the Merger Agreement and the Merger at a special meeting of stockholders to be called by us.

Net sales for the second quarter of 2017 amounted to $5.3 million, which represented a $6.8 million, or 56%, decrease from $12.1 million for the second quarter of 2016.  The decrease reflects a lack of sales to carrier customers in Central America, a very soft quarter in Mexico and our exit late last year from the U.S. market.

Gross profit in the 2017 second quarter was $605,000, a 48% decrease compared to $1,157,000 for the second quarter of 2016.  Our gross profit margin as a percent of sales in the 2017 second quarter was 11.4%, an increase from 9.6% for the 2016 second quarter.  The reduction in gross profit in the current quarter is a result of the low level of sales, which also made it difficult to absorb fixed overhead costs.  The reduced gross profit margin in the prior year quarter was the result of discounts given to liquidate aging inventory.

Operating expenses in the second quarter of 2017 were $1,373,000, a 30% decrease compared to $1,973,000 in the 2016 second quarter.  The decrease reflects expense reduction actions we implemented during the second and third quarters of 2016.  The most significant decreases were in wages and benefits, product certification and homologation, professional fees and marketing.  We also implemented additional expense reduction actions during the current year quarter which we expect will benefit future quarters.

The net loss for the 2017 second quarter was $812,000, $0.06 per share, compared to net loss of $1,035,000, $0.07 per share, in the second quarter of 2016.

At June 30, 2017, we had $1.1 million in cash, $8.8 million of net working capital and no outstanding funded debt.

About InfoSonics Corporation
InfoSonics is a San Diego-based manufacturer and provider of wireless handsets, tablets and related products to carriers, distributors and retailers in Latin America under the verykool® brand.  The company is committed to delivering quality products with innovative designs that appeal to consumers and offer exceptional value.  Additional information can be found on our corporate website at www.infosonics.com and www.verykool.net.

Past performance in any period may not be indicative of future results in the next period or the same period in a subsequent year.  We also experience seasonal revenue fluctuations that can be significant from one quarter to another.  Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict.  Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include, without limitation: (1) the pending Merger transaction and related PIPE stock sale may not close and could expose us to significant expenses in connection with the Merger; if the Merger does close, we will be subject to substantially all the liabilities of Cooltech and will be faced with the integration process, which could have a materially adverse effect on our business; (2) the ability of the Company to restore and maintain profitability; (3) our ability to have access to adequate capital to fund operations, including the availability of vendor credit and availability under the Company’s bank line of credit; (4) intense competition internationally, including competition from alternative business models, such as manufacturer-to-carrier sales, which may lead to reduced prices, lower sales, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (5) our ability to secure adequate supply of competitive products on a timely basis and on commercially reasonable terms; (6) our ability to successfully introduce new products into target markets, increase sales and improve our gross margins despite intense competition; (7) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions including a possible protective import tariff on Chinese products or weakening of U.S. trade relations with Mexico, political or economic instability, or disruption of a foreign market, including, without limitation, the imposition, creation, increase or modification of tariffs, taxes, duties, levies and other charges and other related risks of our international operations which could significantly increase selling prices of our products to our customers and end-users and decrease profitability; (8) the ability to attract new sources of profitable business from expansion of products or services including iOT devices, applications and cloud-based solutions, or risks associated with entry into new markets, including geographies, products and services; (9) an interruption or failure of our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information; (10) significant changes in supplier terms and relationships or shortages in product supply, including, but not limited to, those caused by recent and continuing industry consolidation of component suppliers; (11) loss of business from one or more significant customers; (12) customer and geographical accounts receivable concentration risk and other related risks; (13) rapid product improvement and technological change resulting in inventory obsolescence; (14) uncertain political and economic conditions internationally, including terrorist or military actions; (15) the loss of a key executive officer or other key employees and the integration of new employees; (16) changes in consumer demand for multimedia wireless handset products and features; (17) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions; (18) seasonal customer buying patterns; and (19) the impact of any litigation for or against the Company, including claims for infringement of intellectual property. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

No Offer or Solicitation

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where To Find It

The Merger will be submitted to the stockholders of the Company for their consideration. The Company will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement/prospectus of the Company.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by InfoSonics free of charge by directing a request to Vernon A. LoForti, Vice President and Chief Financial Officer, InfoSonics Corporation, 3636 Nobel Drive, Suite 325, San Diego, CA  92122, vern.loforti@infosonics.com; Phone: 858-373-1675.

Participants in the Solicitation

The Company, Cooltech, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. Information regarding the interests of the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Company stockholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find more detailed information about the Company’s executive officers and directors in its Annual Report on Form 10-K, filed with the SEC on March 10, 2017 and amended on April 27, 2017.

Contact:

Vernon A. LoForti
Chief Financial Officer
vern.loforti@infosonics.com
858-373-1675

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InfoSonics Corporation and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(Amounts in thousands, except per share data)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$5,297	$12,126	$11,518	$21,536
Cost of sales	4,692	10,969	10,591	19,201
Gross profit	605	1,157	927	2,335
Selling, general and administrative expenses	1,373	1,973	2,735	3,830
Operating loss	(768)	(816)	(1,808)	(1,495)
Other expense:
Interest, net	(44)	(63)	(93)	(119)
Other expense	—	(156)	(12)	(321)
Loss before provision for income taxes	(812)	(1,035)	(1,913)	(1,935)
Provision for income taxes	—	—	(3)	(3)
Net loss	$(812)	$(1,035)	$(1,916)	$(1,938)
Net loss per share (basic and diluted)	$(0.06)	$(0.07)	$(0.13)	$(0.13)
Basic and diluted weighted-average number of common shares outstanding	14,389	14,389	14,389	14,389
Comprehensive loss:
Net loss	$(812)	$(1,035)	$(1,916)	$(1,938)
Foreign currency translation adjustments	176	(189)	496	(631)
Comprehensive loss	$(636)	$(1,224)	$(1,420)	$(2,569)

InfoSonics Corporation

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	June 30, 2017	December 31, 2016
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,104	$2,200
Trade accounts receivable, net of allowance for doubtful accounts of $116 and $113, respectively	4,338	7,507
Other accounts receivable	10	62
Inventory	5,747	4,071
Prepaid assets	1,854	1,670
Total current assets	13,053	15,510
Property and equipment, net	440	132
Other assets	43	384
Total assets	$13,536	$16,026
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,155	$3,839
Accrued expenses	1,135	1,597
Total current liabilities	4,290	5,436
Commitments and Contingencies (Note 13)
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized (no shares issued and outstanding)	—	—
Common stock, $0.001 par value, 40,000 shares authorized; 14,389 and 14,389 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	14	14
Additional paid-in capital common stock	33,223	33,147
Accumulated other comprehensive loss	(2,199)	(2,695)
Accumulated deficit	(21,792)	(19,876)
Total stockholders’ equity	9,246	10,590
Total liabilities and stockholders’ equity	$13,536	$16,026

InfoSonics Corporation

Consolidated Statements of Cash Flows

(Amounts in thousands)

(unaudited)

	For the Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(1,916)	$(1,938)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	74	43
Provision for obsolete inventory	58	(98)
Provision for bad debts	3	—
Stock-based compensation	76	155
(Increase) decrease in:
Trade accounts receivable	3,166	1,453
Other accounts receivable	52	25
Inventory	(1,734)	2,941
Prepaid assets	(184)	(53)
Other assets	1	(104)
Decrease in:
Accounts payable	(684)	(1,003)
Accrued expenses	(462)	(569)
Net cash provided by (used in) operating activities	(1,550)	852
Cash flows from investing activities:
Purchase of property and equipment	(42)	(62)
Net cash used in investing activities	(42)	(62)
Cash flows from financing activities:
Borrowings on line of credit	—	938
Repayment on line of credit	—	(938)
	—	—
Effect of exchange rate changes on cash	496	(631)
Net increase (decrease) in cash and cash equivalents	(1,096)	159
Cash and cash equivalents, beginning of period	2,200	2,647
Cash and cash equivalents, end of period	$1,104	$2,806
Cash paid for interest	$121	$122
Cash paid for income taxes	$5	$—

Non-cash investing activities:
Transfer of other assets to property and equipment	$340	$—